Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cumulus Media Inc. of our report dated March 30, 2011 relating to the financial statements of Cumulus Media Partners, LLC, which appears in Cumulus Media Inc.’s Current Report on Form 8-K/A dated August 12, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Atlanta, Georgia

September 27, 2013